UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 3, 2008

Nastech Pharmaceutical Company Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-13789	11-2658569

(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)
3830 Monte Villa Parkway, Bothell, WA 98021
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (425) 908-3600

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On March 3, 2008, Nastech Pharmaceutical Company Inc. (the “Company”) held a conference call to discuss the Company’s corporate restructuring initiatives and strategy going forward.
The Company’s conference call included an estimate of “cash burn” (a non-GAAP) financial measure) for 2008. The Company defines cash burn as the net increase or decrease in cash excluding the effect of capital markets financing activities and the purchase and sale of short-term investments, each as determined in accordance with generally accepted accounting principles. While future results are subject to change and risks, the Company estimates that cash burn for 2008, after the restructuring initiatives have been fully implemented, will be approximately $2.5 million per month. For purposes of this analysis, the Company has not assumed any additional capital financing activities in 2008 and has assumed that the net effect of the purchase and sale of short-term investments will be zero. As a result, the estimated cash burn for 2008 is equal to the estimated total net decrease in cash for 2008. Forward-looking financial guidance reflects management’s expectations as of the date of this release and is based upon limited available information which is dynamic and subject to risk and uncertainty. Results may be materially affected by many factors, including those described in the Forward-Looking Statements section below.
The Company believes that cash burn, although a non-GAAP financial measure, provides useful information to investors, as it indicates the rate at which we are using our cash and investment balances in our general business activities. We believe that the use of this measure is consistent with industry practice in general. Any non-GAAP financial measure used by the Company should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.
A copy of the transcript of the conference call is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Forward-Looking Statements
     Certain statements incorporated by reference from the transcript contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in such sections. Forward-looking statements include information concerning the Company’s possible or assumed future results of operations and statements preceded by, followed by, or that include the words “may,” “will,” “could,” “would,” “should,” “believe,” “expect,” “plan,” “anticipate,” “intend,” “estimate,” “predict,” “potential” or similar expressions. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, it can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASTECH PHARMACEUTICAL COMPANY INC.
By:	/s/ Dr. Steven C. Quay
	Name:	Steven C. Quay, M.D., Ph.D.
	Title:	Chairman of the Board and Chief Executive Officer

Dated: March 4, 2008

Exhibit Index

Exhibit No.	Description
99.1	Transcript of Conference Call of Nastech Pharmaceutical Company Inc. held on March 3, 2008